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                                                                  EXHIBIT 4.4(c)

                          HOLDINGS ASSUMPTION AGREEMENT

                                                   May 11, 1999

Reference is hereby made to the Exchange and Registration Rights Agreement, dated May 11, 1999 (the "Agreement"), between Healthtrust, Inc.-The Hospital Company ("Healthtrust") and the Purchasers named therein and the Triad Assumption Agreement, dated May 11, 1999, between Healthtrust and Triad Hospitals, Inc. ("Triad") Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given them in the Agreement.

Triad Hospitals Holdings, Inc. ("Holdings") hereby unconditionally and irrevocably expressly assumes, confirms and agrees to perform and observe as the "Company" each and every of the covenants, agreements, terms, conditions, obligations, appointments, duties, promises and liabilities of Triad under the Agreement, and upon the Business being validly transferred to Holdings, the assumption by Holdings of the indebtedness evidenced by the Securities and Triad and Holdings executing and delivering this Holdings Assumption Agreement, Triad shall fully, unconditionally and irrevocably be released of all covenants, agreements, terms, conditions, obligations, appointment, duties, promises and liabilities under the Agreement.

Each of the undersigned hereby agrees to promptly execute and deliver any and all further documents and take such further action as any other undersigned party or the Representatives may reasonably require to effect the purpose of this Holdings Assumption Agreement.

This Holdings Assumption Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                      TRIAD HOSPITALS, INC.


                                      By:  /s/Donald P. Fay
                                           ---------------------------
                                      Name:  Donald P. Fay
                                      Title:  Executive Vice President

                                      TRIAD HOSPITALS HOLDINGS, INC.


                                      By:  /s/Donald P. Fay
                                           ---------------------------
                                      Name:  Donald P. Fay
                                      Title:  Executive Vice President